Exhibit 10.52

Third Amendment to Employment Agreement

RECITALS

WHEREAS, CONSOL Energy, Inc. (the “Company”) entered into an Employment Agreement dated as of February 15, 2018, as amended (the “Agreement”) with James A. Brock (the “Executive”);

WHEREAS the Company wishes to add performance goal requirements to certain retention payments Executive is eligible to receive under the Agreement;

WHEREAS, the Agreement by its terms under Section 9.02 may be amended by written agreement between the Executive and the Company; and

WHEREAS, the Executive is willing to commit himself to continue to serve the Company on the terms and subject to the conditions set forth in this Third Amendment to the Employment Agreement (the “Third Amendment”).

NOW THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.A new clause (B) is hereby added to Section 4.0l(ii) of the Agreement as follows:

(B)If the Executive continues to be employed by the Company through December 31, 2023, the Company shall pay the Executive (x) a cash lump sum payment equal to $500,000 if as of December 31, 2023 the Company has paid all principal and interest outstanding under its Term Loan B with Citibank, N.A., as administrative agent for the Term B lenders and (y) a cash lump sum payment equal to $500,000 if as of December 31, 2023 the Company has paid all principal and interest outstanding on account of its 11.00% Senior Secured Second Lien Notes Due 2025 issued pursuant to an indenture dated as of November 13, 2017 by and between the Company and UMB Bank, N.A., with each lump sum payment being made no later than thirty (30) days following December 31, 2023 (collectively, the “Second Retention Payment”).

2.Miscellaneous. All other provisions of the Agreement shall remain in full force and effect, with this Amendment shall be effective as of February 6, 2023, unless otherwise provided herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on February 6, 2023.

            CONSOL Energy Inc.

            By: /s/ Martha A. Wiegand
            Martha A. Wiegand
            General Counsel

            /s/ James A. Brock
            James A. Brock